UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 2, 2004

                             SUPREME HOLDINGS, INC.

                      (Formerly Supreme Hospitality, Inc.)

              INCORPORATED IN THE STATE OF NEVADA E.I.N. 88-0460457

                        3027 Marina Bay Drive, Suite 105
                              League City, TX 77573
                            Telephone (713) 621-4799

                                 Former Address:
                 340 North Sam Houston Parkway East - Suite 100
                              Houston, Texas 77060

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 29, 2004, YCO Holdings, Inc., a wholly owned subsidiary of the Registrant, filed for protection from its creditors under the provisions of Chapter 7 of the United States Bankruptcy Code, with the United States Bankruptcy Court for the Southern District of Texas, Houston Division. The operations of YCO Holdings, Inc. and its subsidiaries were discontinued on October 8, 2003. The business of YCO Holdings, Inc. was not producing a profit at the time that operations were discontinued and loses were continuing to mount. After reviewing the debts and assets of the company, it was determined that the only possible way to deal with the subsidiary's creditors would be under the supervision of the United States Bankruptcy Court. In the bankruptcy filing, YCO Holdings, Inc. reported assets of $12,087.00 and liabilities of $4,808,275.44. Management does not believe that this bankruptcy proceeding will have any effect on the operations of the Registrant, or its other subsidiaries.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant): Supreme Holdings, Inc.
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By: /s/ Charles T. Phillips
   --------------------------------------------
   Charles T. Phillips,
   Chief Executive Officer

Date: April 2, 2004


By: /s/ Sandra Livney
   --------------------------------------------
   Sandra Livney
   Chief Financial Officer

Date: April 2, 2004